Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Contact:	At Dresner Corporate Services
Robert L. Johnson, President & CEO or Curtis R. Kollar, Chief Financial Officer	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@ charterbank.net

CHARTER FINANCIAL DECLARES 5% STOCK REPURCHASE

WEST POINT, Georgia, September 27, 2011—Charter Financial Corporation (NASDAQ: CHFN) announced today that the Board of Directors approved a 5% stock repurchase plan. Such plan will begin on September 30, 2011, after the one-year anniversary of the Company's incremental stock offering.  Any repurchases will be made through open market purchases, block trades, unsolicited negotiated transactions, pursuant to a 10b5-1 trading plan or any manner that complies with the provisions of the Securities Exchange Act of 1934.  Repurchased shares will be held in treasury and will be available for general corporate purposes.

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